Exhibit 23.1

101 Larkspur Landing Circle, Suite 321 Larkspur, CA 94939 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2025, relating to the consolidated financial statements of Bollinger Innovations, Inc., (f/k/a Mullen Automotive Inc.) as of and for the years ended September 30, 2024 and 2023 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

August 8, 2025